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[Dorsey & Whitney LLP Letterhead]


The Minnesota Mutual Life
 Insurance Company
400 Robert Street North
St. Paul, Minnesota 55101


Dear Sir/Madam:

     We hereby consent to the reference to this firm under the caption "Counsel and Independent Auditors" in Part A contained in the Post-Effective Amendment Number 18 to the registration statement on Form N-1A of Advantus Series Fund, Inc., File Number 2-96990, to be filed with the Securities and Exchange Commission and to the use of this opinion as an exhibit to the Registration Statement.

     Dated: April 1, 1998

                                        Very truly yours,

                                        /s/ Dorsey & Whitney LLP

                                        DORSEY & WHITNEY LLP